Exhibit 99

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of OurPet’s Company (the Company) on Form 10-QSB for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 0f 2002, that:

(1)	I have reviewed this quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 of OurPet’s Company.

(2)	Based on my knowledge, this quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly Report; and

(3)	Based on my knowledge, the financial statements, and other financial information included in this quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows or the Registrant as of, and for, the periods presented in this quarterly Report.

/s/ STEVEN TSENGAS	/s/ JOHN G. MURCHIE

BY STEVEN TSENGAS Chairman of the Board and Chief Executive Officer	BY JOHN G. MURCHIE Chief Financial Officer

Dated: November 14, 2002	Dated: November 14, 2002

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose.